Exhibit 4.3

AMENDMENT No. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as and of January 26, 2005, among TERRA CAPITAL, INC., a Delaware corporation (“Terra Capital”), MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (“MCC”), and TERRA NITROGEN (U.K.), LIMITED, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, MCC and Terra UK each a “Borrower” and, collectively, the “Borrowers”), TERRA INDUSTRIES INC., a Maryland corporation (“Terra Industries”), TERRA CAPITAL HOLDINGS INC., a Delaware corporation (“Terra Capital Holdings”), and the Lenders party hereto, amends certain provisions of the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of December 21, 2004 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue, and have issued, Letters of Credit for the account of the Borrowers; and

WHEREAS, in connection with certain Investments in cash and Cash Equivalents held outside the United States, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to, and waivers under, the Credit Agreement as more specifically set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

2. Amendments to the Credit Agreement. Upon the occurrence of the First Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as of December 21, 2004 by inserting the following at the end of clause (ii) of Section 8.3(b) of the Credit Agreement: “at any time beginning 30 days after the Effective Date.”

3. Waiver. Upon the occurrence of the First Amendment Effective Date, the Administrative Agent and the Lenders waive all Defaults and Events of Default arising under Section 8.3(b)(ii) of the Credit Agreement occurring prior to the First Amendment Effective Date (the “Specified Default”).

4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective, as of December 21, 2004, on the date (the “First Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received, on or before the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, this Amendment, executed by each Borrower, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Lenders constituting the Requisite Lenders.

(b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the First Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).

(c) No Event of Default. Except for the Specified Default, no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.

(d) Past Expenses Paid. The Borrowers shall have paid, in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.

5. Representations and Warranties. On and as of the date hereof, and as of the First Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:

(a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and

(b) No Default or Event of Default has occurred and is continuing.

6. Continuing Effect; No other Amendments or Waivers. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.

8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

9. Governing Law; Counterparts; Miscellaneous.

(a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(d) From and after the First Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 to the Amended and Restated Credit Agreement to be effective for all purposes as of December 21, 2004.

Borrowers

TERRA CAPITAL, INC.

By:	/s/ Wynn S. Stevenson
Name:	Wynn S. Stevenson
Title:	Vice President & Treasurer

MISSISSIPPI CHEMICAL CORPORATION

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA NITROGEN (U.K.), LIMITED

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Secretary

Guarantors

TERRA INDUSTRIES INC.

By:	/s/ Wynn S. Stevenson
Name:	Wynn S. Stevenson
Title:	Vice President, Taxes and Corporate Development

TERRA CAPITAL HOLDINGS INC.

By:	/s/ Wynn S. Stevenson
Name:	Wynn S. Stevenson
Title:	Vice President & Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 1

Administrative Agent

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

Lenders

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

WELLS FARGO FOOTHILL, INC.

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

CONGRESS FINANCIAL CORP.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dennis W. Cloud
Name:	Dennis W. Cloud
Title:	Duly Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Thomas J. Evans
Name:	Thomas J. Evans
Title:	Senior Associate

SIGNATURE PAGE TO AMENDMENT NO. 1